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                             AMENDMENT TO THE
                            TOLL BROTHERS, INC.
                            KEY EXECUTIVES AND
                          NON-EMPLOYEE DIRECTORS
                             STOCK OPTION PLAN
                                  (1993)


    WHEREAS, the Company desires to amend the Toll Brothers, Inc. Key Executives and Non-employee Directors Stock Option Plan (1993) (the "Plan") to increase the aggregate maximum number of shares of common stock of the Company which may be subject to grants under the Plan from 1,0000,000 to 1,200,000 shares; and

    WHEREAS, the Company desires to amend the Plan to clarify the manner in which fair market value of the common stock of the Company is determined; and

    WHEREAS, the Company desires to amend the Plan to permit the Committee to (i) grant stock awards and (ii) establish rules and procedures regarding the withholding of Company common stock to satisfy federal, state and/or local withholding tax requirements arising in connection with the Plan; and

    WHEREAS, the Board of Directors is generally authorized under
Section 10 of the Plan to amend the Plan from time to time in such manner as it may deem advisable.

    NOW, THEREFORE, the Plan is hereby amended, effective as of January 31, 1995, as follows:

    1.  Section 2 of the Plan is amended to read as follows:

     "2. Administration. The Plan shall be administered by the Board of Directors of the Company, without participation by any director on any matter pertaining to him, or by a Stock Option Committee composed of two or more of its members to operate and administer the Plan in its stead. The Stock Option Committee or the Board of Directors in its administrative capacity with respect to the Plan is referred to herein as the "Committee". Notwithstanding anything in this Section 2 to the contrary, in the case of the non-employee members of the Board of Directors who are granted Options in accordance with the provisions of Section 8, the members of the Stock Option Committee to whom such Options will be granted, the timing of grants of such Options, the Option Price (as defined in subsection 6(b)) of such Options and the number of Option Shares (as defined in Section 4) included in such Options shall be as specifically set forth in Section 8 respectively.

         The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

         Except with respect to Options which may be granted to members of the Stock Option Committee under Section 8, the Stock Option Committee shall from time to time at its discretion direct the Company to grant Options and awards involving the transfer or issuance of Common Stock subject to conditions of forfeiture (the "Awards") pursuant to the provisions of the Plan. The Committee shall have plenary authority to determine the Optionees and the recipients of Awards ("Awardees") to whom and the times at which Options and Awards shall be granted, the number of Option Shares (as defined in Section 4) or shares of Common Stock covering an Award ("Award Shares") to be granted and the price and other terms and conditions thereof, including a specification with respect to whether an Option is intended to be an ISO subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success, the recommendations of those employees or officers of the Company with knowledge of the performance of the Optionee, and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any Option or Award granted under it shall be final, binding and conclusive.

         No member of the Board of Directors or the Committee shall be personally liable for any action or determination made in good faith with respect to the Plan or any Option or Award granted under it. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

         In addition to such other rights of indemnification as he may have as a member of the Board of Directors or the Committee, and with respect to administration of the Plan and the granting of Options and Awards under it, each member of the Board of Directors and of the Committee shall be entitled without further act on his part to indemnity from the Company for all expenses (including the amount of any judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Awards under it in which he may be involved by reason of his being or having been a member of the Board of Directors or the Committee, whether or not he continues to be such member of the Board of Directors or the Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or the
Committee: (i) in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties as a member of the Board of Directors or the Committee; or (ii) in respect of any matter in which any settlement is effected to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Board of Directors or the Committee unless within five days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors or the Committee and shall be in addition to all other rights to which such member of the Board of Directors or the Committee would be entitled as a matter of law, contract or otherwise."

    2.  Section 3 of the Plan is hereby amended to read as follows:

     "3. Eligibility. Those key executives of the Company or its Affiliates (who may also be directors of the Company or its Affiliates) who the Committee determines from time to time should be eligible to participate in the Plan because they are critical to the operations of the Company or because the Committee determines that such employees are or may become "covered employees", as that term is used in Section 162(m) of the Code, and the non-employee members of the Board of Directors shall be eligible to receive Options and Awards hereunder; provided, however, that non-employee members of the Board of Directors are only eligible to be granted an Option under Section 8 and provided further that no such non-employee member of the Board of Directors shall be eligible to receive an Award. The Committee, in its sole discretion, shall determine whether an individual, other than a non-employee member of the Board of Directors, qualifies as eligible to participate in the Plan. An Optionee may receive more than one Option and an Awardee may receive more than one Award, but only on the terms and subject to the restrictions of the Plan."

    3.  Section 4 of the Plan is amended to read as follows:

     "4. Option Shares. The aggregate maximum number of shares of the Common Stock for which Options and Awards may be issued under the Plan is One Million Two Hundred Thousand (1,200,000) shares, adjusted as provided in
Section 9 (the "Option Shares"). Option Shares and Award Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, or if any Award Shares is forfeited the Option Shares allocable to the unexercised portion of such Option and the forfeited Award Shares may again be the subject of an Option or Award granted pursuant to the Plan."

    4.  Section 6(b) of the Plan is amended to read as follows:

         "(b) Option Price. Each Option Document shall state the price at which Option Shares may be purchased (the "Option Price"), which shall be at least 100% of the fair market value of the Common Stock on the date the Option is granted as determined by the Committee; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the fair market value of the Option Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the fair market value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines."

    5.  Section 11 of the Plan is amended to read as follows:

    "11. Continued Employment. The grant of an Option or an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreements express or implied, on the part of the Company or any Affiliate to retain the Optionee in the employ of the Company or an Affiliate, as a member of the Board of Directors or in any other capacity, whichever the case may be."

    6.  Section 12 of the Plan is amended to read as follows:

    "12. Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer Option Shares or Award Shares, the Company shall have the right to (a) require the recipient or transferor to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or Award Shares or (b) take whatever action it deems necessary to protect its interests. The Company's obligation to make any delivery or transfer of Option Shares or Award Shares shall be conditioned on the recipient's compliance, to the Company's satisfaction, with any withholding requirement. The Committee may establish requirements and procedures with respect to the Company's withholding of Option Shares or Award Shares to satisfy any federal, state and/or local withholding tax requirements which arise in connection with the transfer of Option Shares or Award Shares, as the Committee deems appropriate."

    7. Sections 13 and 14 of the Plan are hereby renumbered as Sections 14 and 15, respectively.

    8.  The Plan is hereby amended by adding the following new Section
13:

    "13. Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by written Award agreements (the "Award Agreements") in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan. The Committee may, in its sole discretion, shorten or waive any term or condition with respect to all or any portion of any Award. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to Award Shares upon the death or disability (within the meaning of section 22(e)(3) of the Code) of an Awardee.

         (a) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which it pertains.

         (b) Purchase Price. Each Award Agreement shall specify the purchase price, if any, which applies to the Award. If the Committee specifies a purchase price, the Awardee shall be required to make payment on or before the date specified in the Award Agreement. An Awardee shall pay for such shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

         (c) Conditions for Transfer of Shares. In the case of an Award which provides for a transfer of Award Shares without any payment by the Awardee, the transfer shall take place on the date specified in the Award Agreement. In the case of an Award which provides for a payment, the transfer shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing Award Shares transferred pursuant to an Award shall be issued in the sole name of the Awardee. Notwithstanding the foregoing, as a precondition to a transfer, the Company may require an acknowledgment by the Awardee as required with respect to Options under Section 7.

         (d) Forfeiture Conditions. The Committee may specify in an Award Agreement any conditions under which the Awardee shall be required to convey to the Company the shares of Common Stock covered by the Award. Upon the occurrence of any such specified condition, the Awardee shall forthwith surrender and deliver to the Company the certificates evidencing such Award Shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for Award Shares transferred pursuant to an Award be held in escrow by the Company's Treasurer or an appropriate officer of the Company, together with an undated stock power executed by the Awardee, until such time as each and every forfeiture condition has lapsed, and that the Awardee be required, as a condition of the transfer, to deliver to such escrow agent stock powers covering the transferred shares of Common Stock duly endorsed by the Awardee. Stock certificates evidencing shares of Common Stock subject to forfeiture shall bear a legend to the effect that the Common Stock evidenced thereby is subject to repurchase or conveyance to the Company in accordance with an Award made under the Plan and that such shares may not be sold or otherwise transferred.

         (e) Lapse of Conditions. Upon termination or lapse of each and every forfeiture condition, the Company shall cause certificates without the legend referring to the Company's repurchase right (but with any other legends that may be appropriate) evidencing the shares of Common Stock covered by the Award to be issued to the Awardee upon the Awardee's surrender of the legended certificates held by him to the Company.

         (f) Rights as Stockholder. Upon payment of the purchase price, if any, for shares of Common Stock covered by an Award and compliance with the acknowledgment requirement of subsection 13(c), the Awardee shall have all of the rights of a stockholder with respect to the shares of Common Stock covered thereby, including the right to vote such shares and receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

         (g) Lapse of Restrictions. Upon the expiration or termination of the Restrictions and the satisfaction of any other conditions prescribed by the Committee as provided for in the Plan and the Award Agreement, the restrictions applicable to the shares of Common Stock granted pursuant to an Award shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law or pursuant to any shareholders agreement then in effect, to the Awardee or the beneficiary or estate, as the case may be. The Company shall not, however, be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions lapse) of such fractional share to the Awardee or the Awardee's beneficiary or estate, as the case may be. The Award may provide for the lapse of restrictions on transfer and forfeiture conditions in installments.

         (h) Section 83(b) Elections. An Awardee who files an election with the Internal Revenue Service to include the fair market value of any shares of Common Stock granted pursuant to an Award in gross income while they are still subject to restrictions shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

         (i) Forfeiture for Breach of Duty to Company. Upon a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Awardee, that the Awardee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate, Awardee shall automatically forfeit all shares of Common Stock granted pursuant to an Award for which (1) the Company has not yet delivered the share certificates to the Awardee or (ii) any restrictions applicable to such shares have not lapsed. Notwithstanding anything herein to the contrary, the Company may withhold delivery of certificates for shares of Common Stock granted pursuant to an Award pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

         (j) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Awards issued to an Awardee, subject to the Awardee's consent if such amendment is not favorable to the Awardee, except that the consent of the Awardee shall not be required for any amendment made pursuant to Section 10 of the Plan.

         (k) Change of Control. In the event of a Change of Control (as defined in Section 6(f) above), the Committee may take whatever action with respect to Awards that have been granted under the Plan that it deems necessary or desirable. In addition to the foregoing, in the event of a Change of Control, the restrictions applicable to shares of Common Stock issued pursuant to Awards under the Plan shall lapse."